UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2021

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

                              Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2021, Carolyn Katz resigned from the board of directors (the “Board”) of Cogent Communications Holdings, Inc. (the “Company”), effective on December 31, 2021. Ms. Katz’s resignation did not involve any disagreement with the Company.

Upon the recommendation of the Nominating and Corporate Governance Committee, to fill the vacancy created by Ms. Katz’s resignation, the Board has appointed Paul de Sa to serve as a director of the Company, effective December 31, 2021.

As a result of his appointment to the Board, Mr. de Sa will be entitled to participate in the Company’s non-employee director compensation program. Pursuant to this program, for 2022, as compensation for director services, each director will annually receive $375,000 in the Company’s common stock, to be provided on a quarterly basis with each quarterly installment determined by dividing $375,000 by the average closing price of the Company’s common stock for the prior quarter and dividing the resulting number of shares by 4. Each director also receives $1,000 cash per in-person Board meeting, and reimbursement of travel expenses.

Mr. de Sa, age 50, is a co-founder and partner of Quadra Partners, a telecommunications advisory firm founded in 2017. From 2009 to 2012 and again from 2016 to 2017, Mr. de Sa served as Chief of the Office of Strategic Planning at the U.S. Federal Communications Commissions (FCC). During his time at the FCC, Mr. de Sa focused on issues including transaction reviews, spectrum and broadband policy. From 2012 to 2016, he was a Senior Analyst at Bernstein Research. Prior to his government service, Mr. de Sa was a Partner at McKinsey & Company, serving communications and private-equity clients from the firm’s Washington, D.C., and Seoul offices. Mr. de Sa is a director of the Coalition for Green Capital, a non-profit that works with national, state and local governments to establish green bank financial institutions for the deployment of sustainable technologies. Mr. de Sa holds a doctorate in theoretical physics from Oxford and a B.A. from Cambridge. He was also a John F. Kennedy Memorial Scholar at MIT and researched technology policy as a post-doctoral fellow at Harvard University.

There was no arrangement or understanding pursuant to which Mr. de Sa was appointed as a director. There are no related party transactions between Mr. de Sa and the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit
Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2021

Cogent Communications Holdings, Inc.

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer